UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On September 15, 2014, NII Holdings, Inc. (the “Company”) and eight of its U.S. and Luxembourg domiciled subsidiaries, including NII Capital Corp. and NII International Telecom S.C.A. (together with the Company, the “Debtors”), filed voluntary petitions (collectively, the “Petitions” and, the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The Debtors will continue to operate as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Company’s operating subsidiaries in Brazil, Mexico and Argentina are not Debtors under the Chapter 11 Cases. The Company is expected to maintain normal, day-to-day operations during the course of the Chapter 11 Cases.
On September 15, 2014, the Company issued a news release announcing the commencement of the Chapter 11 Cases. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Documents”):

•
Indenture governing $800,000,000 in outstanding principal amount of 10% senior notes due 2016, dated as of August 18, 2009, by and between NII Capital Corp., the guarantors parties thereto and Wilmington Savings Fund Society, FSB, as successor trustee to Wilmington Trust Company, as supplemented by that certain Supplemental Indenture No. 1, dated as of February 8, 2010, that certain Supplemental Indenture No. 2, dated as of March 8, 2010, and that certain Supplemental Indenture No. 3, dated as of May 28, 2010;

•
Indenture governing $500,000,000 in outstanding principal amount of 8.875% senior notes due 2019, dated as of December 15, 2009, by and between NII Capital Corp., the guarantors parties thereto and U.S. Bank National Association, as successor trustee to Wilmington Trust Company, as supplemented by that certain Supplemental Indenture No. 1, dated as of March 8, 2010, and that certain Supplemental Indenture No. 2, dated as of May 28, 2010;

•
Indenture governing $1,450,000,000 in outstanding principal amount of 7.625% senior notes due 2021, dated as of March 29, 2011, by and between NII Capital Corp., the guarantors parties thereto and Wilmington Savings Fund Society, FSB, as successor trustee to Wilmington Trust Company, as supplemented by that certain First Supplemental Indenture, dated as of December 8, 2011;

•
Indenture governing $900,000,000 in outstanding principal amount of 11.375% senior notes due 2019, dated as of February 19, 2013, by and between NII International Telecom S.C.A., NII Holdings, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated April 15, 2013; and

•
Indenture governing $700,000,000 in outstanding principal amount of 7.875% senior notes due 2019, dated May 23, 2013, among NII International Telecom, S.C.A., NII Holdings, Inc. and Wilmington Trust, National Association, as trustee.

The Debt Documents provide that as a result of the commencement of the Chapter 11 Cases the principal and accrued interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the filing of the Petitions and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This current report on Form 8-K includes “forward-looking statements” within the meaning of the securities laws. The statements in this report regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the ability of the Company to continue as a going concern; the Debtors’ ability to obtain Court approval with respect to motions in the Chapter 11 Cases; the ability of the Debtors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 Cases on the Debtors’ or their subsidiaries’ liquidity, results of operations, brand or business prospects, the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission. This report speaks only as of its date, and the Company disclaims any duty to update the information herein.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: September 15, 2014	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 15, 2014